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                                                                      EXHIBIT 12

                         HCA -- THE HEALTHCARE COMPANY
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
          FOR THE QUARTERS AND SIX MONTHS ENDED JUNE 30, 2000 AND 1999
                             (DOLLARS IN MILLIONS)

                                                                 QUARTER        SIX MONTHS
                                                              -------------   --------------
                                                              2000    1999    2000     1999
                                                              -----   -----   -----   ------
EARNINGS:
Income (loss) before minority interests and income taxes....  $(341)  $ 234   $ 177   $  818
Fixed charges, excluding capitalized interest...............    162     146     306      288
                                                              -----   -----   -----   ------
                                                              $(179)  $ 380   $ 483   $1,106
                                                              =====   =====   =====   ======
FIXED CHARGES:
Interest charged to expense.................................  $ 136   $ 118   $ 255   $  229
Interest portion of rental expense and amortization of
  deferred loan costs.......................................     26      28      51       59
                                                              -----   -----   -----   ------
Fixed charges, excluding capitalized interest...............    162     146     306      288
Capitalized interest........................................      6       5      11       11
                                                              -----   -----   -----   ------
                                                              $ 168   $ 151   $ 317   $  299
                                                              =====   =====   =====   ======
Ratio of earnings to fixed charges..........................     (A)   2.51    1.52     3.70

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(A) For the quarter ended June 30, 2000, earnings are inadequate to cover fixed charges by $347 million.